Exhibit 99.1

CHF Solutions, Inc. Announces 25 Percent Increase in Revenues for First Quarter 2018 Over Previous Quarter and Provides Company Update

Eden Prairie, Minn., May 8, 2018 (GLOBE NEWSWIRE) -- CHF Solutions, Inc. (Nasdaq: CHFS) announced today its results for the first quarter ended March 31, 2018, which included the following highlights:

•	Revenue for first quarter ended March 31, 2018 increased 24.8 percent compared to the previous quarter and 15.1 percent compared to the same period during the prior year.

•	Strategic expansion of field clinical specialist team with the addition of three experienced heart failure nurses, for a total of five.

•	Addition of a seasoned vice president of marketing and additional marketing team members.

•	Continued international expansion and announced new agreements with distributors in Spain and Italy and initial commercial orders for Singapore and Hong Kong.

•	Launched new marketing initiatives and sales tools to continue education and awareness campaigns to support field team.

“We began the year strong with continued double-digit increase in our revenues over the previous quarter and we believe we are well-poised to continue to grow in the quarters to come,” said John Erb, Chairman and CEO of CHF Solutions. “We will continue to develop and refine our strategic focus toward driving revenue, which is the key metric our employees, shareholders and potential investors use to measure performance.”

FINANCIALS

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
 (Unaudited and in thousands, except per share amounts)

	Three months ended March 31,
	2018	2017
Net sales	$1,037	$901
Costs and Expenses:
Cost of goods sold	901	514
Selling, general and administrative	4,011	2,387
Research and development	479	308
Total costs and expenses	5,391	3,209
Loss from operations	(4,354)	(2,308)
Other income (expense):
Other income, net	—	6
Warrant valuation expense	—	(67)
Change in fair value of warrant liability	—	1,429
Total other income (expense)	—	1,368
Loss before income taxes	(4,354)	(940)
Income tax expense	—	—
Net loss	$(4,354)	$(940)

Basic and diluted loss per share	$(1.08)	$(35.05)

Weighted average shares outstanding – basic and diluted	4,031	79

Other comprehensive income (loss):
Foreign currency translation adjustments	1	(1)
Total comprehensive loss	$(4,353)	$(941)

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$10,504	$15,595
Accounts receivable	658	545
Inventory	2,525	1,588
Other current assets	130	136
Total current assets	13,817	17,864
Property, plant and equipment, net	573	570
Other assets	21	21
TOTAL ASSETS	$14,411	$18,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,051	$862
Accrued compensation	650	1,021
Other current liabilities	198	208
Total current liabilities	1,899	2,091
Other liabilities	126	126
Total liabilities	2,025	2,217

Commitments and contingencies	—	—

Stockholders’ equity
Series A junior participating preferred stock as of March 31, 2018 and December 31, 2017, par value $0.0001 per share; authorized 30,000 shares, none outstanding	—	—
Series F convertible preferred stock as of March 31, 2018 and December 31, 2017, par value $0.0001 per share; authorized 1,748 and 3,780 shares, respectively, issued and outstanding 1,748 and 3,780, respectively	—	—
Preferred stock as of March 31, 2018 and December 31, 2017, par value $0.0001 per share; authorized 39,968,252 and 39,966,220 shares, none outstanding	—	—
Common stock as of March 31, 2018 and December 31, 2017, par value $0.0001 per share; authorized 100,000,000 shares, issued and outstanding 4,252,134 and 3,798,929, respectively	—	—
Additional paid‑in capital	197,868	197,367
Accumulated other comprehensive income:
Foreign currency translation adjustment	1,228	1,227
Accumulated deficit	(186,710)	(182,356)
Total stockholders’ equity	12,386	16,238
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,411	$18,455

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited and in thousands)

	Three months ended March 31,
	2018	2017
Operating Activities:
Net loss	$(4,354)	$(940)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	54	215
Stock-based compensation expense, net	500	166
Change in fair value of warrant liability	—	(1,429)
Warrant valuation expense	—	67
Changes in operating assets and liabilities:
Accounts receivable	(113)	(124)
Inventory	(937)	(153)
Other current assets	6	49
Accounts payable and accrued expenses	(192)	535
Net cash used in operations	(5,036)	(1,614)

Investing Activities:
Purchases of property and equipment	(57)	—
Net cash used in investing activities	(57)	—

Financing Activities:
Net proceeds from the sale of preferred stock and warrants	—	184
Net proceeds from exercise of warrants	—	1,768
Net cash provided by financing activities	—	1,952

Effect of exchange rate changes on cash	2	—
Net increase (decrease) in cash and cash equivalents	(5,091)	338
Cash and cash equivalents - beginning of period	15,595	1,323
Cash and cash equivalents - end of period	$10,504	$1,661

Supplement schedule of non-cash activities
Warrants issued as inducement to warrant exercise	$—	$509
Conversion of temporary equity to permanent equity	$—	$485

Supplemental cash flow information
Cash paid for income taxes	$—	$—

The Company will host a conference call and webcast at 9:00 AM ET today to discuss its financial results and provide an update on the Company’s performance.

To access the live webcast, please visit the CHF Solutions website at http://ir.chf-solutions.com/events. Alternatively, investors may access the live conference call by dialing (877) 303-9826 (U.S.) or (224) 357-2194 (international) and using conference ID 8694787.  An audio archive of the webcast and the call script will be available following the call on the Investor page at www.chf-solutions.com.

About CHF Solutions

CHF Solutions, Inc. (NASDAQ:CHFS) is a medical device company focused on commercializing the Aquadex FlexFlow system for Aquapheresis® therapy. The Aquadex FlexFlow system is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy, and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. All treatments must be administered by a healthcare provider, under physician prescription, both of whom having received training in extracorporeal therapies. The company's mission is to predict, measure, and control patient fluid balance through science, collaboration, and innovative medical technology. CHF Solutions is a Delaware corporation headquartered in Minneapolis, Minnesota with wholly owned subsidiaries in Australia and Ireland. The company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the Company’s ability to grow revenue in future quarters. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our ability to execute on our commercialization strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

INVESTORS:
Claudia Napal Drayton
Chief Financial Officer
CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com

-or-
Bret Shapiro
Managing Partner
CORE IR
516-222-2560
brets@coreir.com
www.coreir.com

MEDIA
Jules Abraham
JQA Partners, Inc.
917-885-7378
jabraham@jqapartners.com